EXHIBIT 99.1

FOR IMMEDIATE RELEASE

Green Plains Reports Fourth Quarter and Full Year 2018 Financial Results

Results for the Fourth Quarter of 2018

  Net income attributable to the company of $53.5 million, or $1.13 per diluted share
  EBITDA of $127.7 million, inclusive of a $150.4 million gain on the sale of assets and $3.4 million of severance expense
  $500 million senior secured term loan due 2023 paid off

Results for the Full Year of 2018

  Net income attributable to the company of $15.9 million, or $0.39 per diluted share
  EBITDA of $224.7 million, inclusive of a $150.4 million gain on the sale of assets and $4.2 million of severance expense

OMAHA, Neb., Feb. 11, 2019 (GLOBE NEWSWIRE) -- Green Plains Inc. (NASDAQ:GPRE) today announced financial results for the fourth quarter of 2018. Net income attributable to the company was $53.5 million, or $1.13 per diluted share, for the fourth quarter of 2018 compared to net income of $46.6 million, or $0.99 per diluted share, for the same period in 2017. Revenues were $827.5 million for the fourth quarter of 2018 compared with $921.0 million for the same period last year. Net income during the quarter was impacted by the gain on the sale of certain assets of $150.4 million, offset by $13.2 million of deferred debt issuance costs written off as a result of the term loan B pay-off, and $3.4 million of severance expense, yielding a $133.8 million positive benefit before tax.

Revenues attributable to the company were $3.9 billion for the year ended 2018, compared with $3.6 billion for the same period in 2017. Net income attributable to the company for the year ended 2018, was $15.9 million, or $0.39 per diluted share, compared with net income of $61.1 million, or $1.47 per diluted share, for the same period in 2017.

“Our cash position and balance sheet remain solid even as the ethanol industry margin environment has been under pressure for an extended period of time,” stated Todd Becker, president and chief executive officer. “We executed on each component of the portfolio optimization plan during the quarter by proving value of our assets through the sale of certain ethanol plants and the vinegar business as well as paying off our term loan B which achieved the milestone of having no direct encumbered ethanol assets for the first time in the company’s history. We also achieved a nearly $19 million forward run-rate reduction in annualized controllable expenses, we executed a small share repurchase and continued construction on our first high-protein technology project in Shenandoah. We continue to carry out the portfolio optimization plan, as we look to divest additional assets and focus on capital allocation in the future.”

“We remain confident that E15 will be implemented by the Administration for the upcoming summer driving season and exports could get a boost from the U.S. and China resolving the trade issue between the two countries,” commented Becker. “The ethanol industry needs demand growth, and both of these initiatives could reduce inventories allowing for a return to a better margin structure for the industry over the next several months. In addition, we are encouraged by the recently reported reduction of industry run rates and inventory levels not much above last year.  We believe that lower overall retail gasoline prices have kept demand for our products high. Finally, we believe the addition of high-protein feed co-products over the next several years will transform our company by improving profitability,” Becker added.

Full Year Highlights

  On May 7, 2018, Green Plains announced its portfolio optimization plan in which it would divest assets that do not support the company’s strategic focus on the production of high-protein feed ingredients and ethanol exports to significantly reduce or eliminate the company’s term debt and invest in high-protein process technology at certain ethanol facilities. The plan’s five strategic objectives include:
    Prove value of Green Plains’ assets for our shareholders through strategic divestments;
    Significantly reduce or eliminate term debt by the end of 2018 with sale proceeds;
    Invest in high-protein process technology at the Shenandoah, Iowa ethanol facility with other locations to follow;
    Repurchase shares with remaining proceeds and free cash flow when market conditions are optimal; and
    Reduce controllable expenses $10 to $15 million on an annual run rate basis, starting in the third quarter of 2018.

  On July 31, 2018, the company acquired two cattle-feeding operations from Bartlett Cattle Company, L.P. for $16.2 million, plus working capital of approximately $106.6 million. The transaction included the feed yards located in Sublette, Kan. and Tulia, Texas, which added combined feedlot capacity of 97,000 head of cattle to the company’s operations, now totaling 355,000 head.

  During the third quarter of 2018, the company extended the maturity date for one year to October 1, 2019 with certain beneficial owners of $56.8 million of the company’s outstanding 3.25% convertible senior notes due 2018.  On October 1, 2018, the remaining aggregate principal of $6.9 million not extended was paid in cash.

  On November 15, 2018, the company announced the completion of the sale of three ethanol plants to Valero Renewable Fuels Company, LLC for $319.8 million in cash, including preliminary net working capital and other adjustments. The transaction included ethanol plants located in Bluffton, Ind., Lakota, Iowa, and Riga, Mich. which represented approximately 20% of the company’s reported ethanol production capacity. Also, the company announced the permanent closure of the Hopewell, VA ethanol facility.

  On November, 28, 2018, the company announced the completion of the sale of the Fleischmann’s Vinegar Company, Inc. for $353.9 million in cash and restricted cash including preliminary net working capital and other adjustments.

  On November 28, 2018, the company announced that it repaid its entire obligation for the $500 million senior secured term loan due 2023. As a result, all of the company’s assets and subsidiaries, not including Green Plains Partners LP (NASDAQ:GPP), are unencumbered from term debt.

  On December 12, 2018, the company announced the formation of Optimal Aquafeed, a 50/50 joint venture to produce high-quality aquaculture feeds utilizing proprietary techniques and high-protein feed ingredients. The joint venture brings together Green Plains’ production capabilities, commodity expertise, and infrastructure and combines that with Optimal Fish Food’s intellectual property, industry expertise and customer relationships.

  During the fourth quarter of 2018, we repurchased 209,682 common shares at an average price of $14.18. Approximately $80.3 million remains available from the $100 million stock repurchase program announced in August of 2014.

Results of Operations

Green Plains produced 205.1 million gallons of ethanol during the fourth quarter of 2018, compared with 340.8 million gallons for the same period in 2017. The consolidated ethanol crush margin was $(16.8) million, or $(0.08) per gallon, for the fourth quarter of 2018, compared with $26.8 million, or $0.08 per gallon, for the same period in 2017. The consolidated ethanol crush margin is the ethanol production segment’s operating income before depreciation and amortization, which includes corn oil, plus intercompany storage, transportation and other fees, net of related expenses.

Consolidated revenues decreased $93.5 million for the fourth quarter of 2018, compared with the same period in 2017, as a result of the divestiture of the three ethanol plants and a decrease in ethanol production.

Operating income increased $99.8 million and earnings before interest, income taxes, depreciation and amortization (EBITDA) increased $91.6 million for the fourth quarter of 2018 compared with the same period last year primarily due to the $150.4 million gain on the sale of assets during the fourth quarter. Interest expense increased $13.1 million for the fourth quarter of 2018, compared with the same period in 2017, primarily due to the $13.2 million write-off of deferred debt issuance costs related to repayment of the $500 million senior secured term loan due 2023. Income tax expense was $14.7 million for the fourth quarter of 2018 due to the company’s realized gain on the sale of assets mentioned above, versus a $63.9 million benefit for the same period in 2017 driven by the recognition of a revaluation of deferred tax liabilities.

Segment Information
The company reports the financial and operating performance for the following four operating segments: (1) ethanol production, which includes the production of ethanol and distillers grains, and recovery of corn oil, (2) agribusiness and energy services, which includes grain handling and storage, commodity marketing and merchant trading for company-produced and third-party ethanol, distillers grains, corn oil, natural gas and other commodities, (3) food and ingredients, which includes cattle feeding and food-grade corn oil operations and included vinegar production until the sale of Fleischmann’s Vinegar Company, Inc. during the fourth quarter of 2018 and (4) partnership, which includes fuel storage and transportation services. Intercompany fees charged to the ethanol production segment for storage and logistics services, grain procurement and product sales are included in the partnership, and agribusiness and energy services segments and eliminated upon consolidation. Third-party costs of grain consumed and revenues from product sales are reported directly in the ethanol production segment.

GREEN PLAINS INC.
SEGMENT OPERATIONS
(unaudited, in thousands)

	Three Months Ended December 31,			Twelve Months Ended December 31,
	2018	2017	% Var.	2018	2017	% Var.
Revenues:
Ethanol production	$384,958	$643,693	(40.2)%	$2,120,661	$2,507,673	(15.4)%
Agribusiness and energy services	200,955	151,412	32.7	785,355	668,761	17.4
Food and ingredients	249,966	142,236	75.7	1,005,193	471,781	113.1
Partnership	23,253	28,250	(17.7)	100,748	106,993	(5.8)
Intersegment eliminations	(31,604)	(44,607)	(29.2)	(152,205)	(159,042)	(4.3)
	$827,528	$920,984	(10.1)%	$3,859,752	$3,596,166	7.3%
Gross margin:
Ethanol production	$(26,938)	$12,380	* %	$1,874	$73,672	(97.5)%
Agribusiness and energy services	13,102	24,069	(45.6)	51,184	54,179	(5.5)
Food and ingredients	12,483	12,353	1.1	65,355	60,000	8.9
Partnership	23,253	28,250	(17.7)	100,748	106,993	(5.8)
Intersegment eliminations	(3,060)	47	*	(3,441)	(265)	*
	$18,840	$77,099	(75.6)%	$215,720	$294,579	(26.8)%
Depreciation and amortization:
Ethanol production	$14,943	$20,544	(27.3)%	$80,227	$81,987	(2.1)%
Agribusiness and energy services	547	686	(20.3)	2,470	3,462	(28.7)
Food and ingredients	2,286	3,844	(40.5)	12,914	13,103	(1.4)
Partnership	1,036	1,330	(22.1)	4,442	5,111	(13.1)
Corporate activities	797	852	(6.5)	3,566	3,698	(3.6)
	$19,609	$27,256	(28.1)%	$103,619	$107,361	(3.5)%
Operating income (loss):
Ethanol production	$(51,119)	$(19,124)	167.3%	$(111,823)	$(45,074)	148.1%
Agribusiness and energy services	6,995	17,305	(59.6)	29,076	30,443	(4.5)
Food and ingredients	6,240	5,489	13.7	40,130	35,961	11.6
Partnership	16,556	18,002	(8.0)	64,770	65,709	(1.4)
Intersegment eliminations	(2,997)	86	*	(3,110)	(61)	*
Corporate activities	131,566	(14,334)	*	96,687	(45,232)	*
	$107,241	$7,424	* %	$115,730	$41,746	177.2%
EBITDA:
Ethanol production	$(36,365)	$1,548	* %	$(31,623)	$40,069	* %
Agribusiness and energy services	7,548	17,996	(58.1)	31,583	33,906	(6.9)
Food and ingredients	8,613	10,062	(14.4)	55,805	49,803	12.1
Partnership	17,725	19,492	(9.1)	69,399	71,041	(2.3)
Intersegment eliminations	(2,997)	86	*	(3,110)	(61)	*
Corporate activities	133,131	(13,113)	*	102,598	(40,388)	*
	$127,655	$36,071	253.9%	$224,652	$154,370	45.5%

* Percentage variance not considered meaningful.

GREEN PLAINS INC.
SELECTED OPERATING DATA
(unaudited, in thousands)

	Three Months Ended December 31,			Twelve Months Ended December 31,
	2018	2017	% Var.	2018	2017	% Var.
Ethanol production
Ethanol (gallons)	205,115	340,754	(39.8)%	1,086,633	1,256,361	(13.5)%
Distillers grains (equivalent dried tons)	536	893	(40.0)	2,815	3,314	(15.1)
Corn oil (pounds)	53,305	85,438	(37.6)	276,299	301,920	(8.5)
Corn consumed (bushels)	70,689	118,664	(40.4)	377,084	437,373	(13.8)

Agribusiness and energy services
Domestic ethanol sold (gallons)	194,037	296,404	(34.5)	1,107,105	1,279,350	(13.5)
Export ethanol sold (gallons)	91,820	62,265	47.5	254,115	199,677	27.3
	285,857	358,669	(20.3)	1,361,220	1,479,027	(8.0)
Food and ingredients
Cattle sold (head)	146	72	102.8	548	199	175.4

Partnership
Storage and throughput (gallons)	208,063	334,975	(37.9)%	1,134,733	1,248,869	(9.1)%

GREEN PLAINS INC.
CONSOLIDATED CRUSH MARGIN
(unaudited, in thousands except per gallon amounts)

	Three Months Ended December 31,		Three Months Ended December 31,
	2018	2017	2018	2017
	($ in thousands)		($ per gallon produced)

Ethanol production operating (loss)	$(51,119)	$(19,124)	$(0.25)	$(0.06)
Depreciation and amortization	14,943	20,544	0.07	0.07
Total ethanol production	(36,176)	1,420	(0.18)	0.01

Intercompany fees, net:
Storage and logistics (partnership)	14,395	18,047	0.08	0.05
Marketing and agribusiness fees (agribusiness and energy services)	4,969	7,336	0.02	0.02
Consolidated crush margin	$(16,812)	$26,803	$(0.08)	$0.08

Liquidity and Capital Resources
On December 31, 2018, Green Plains had $318.2 million in total cash, cash equivalents and restricted cash, and $467.0 million available under revolving credit agreements, some of which are subject to restrictions and other lending conditions. Total debt outstanding at December 31, 2018, was $891.2 million, including $538.2 million outstanding under working capital revolvers and other short-term borrowing arrangements for the agribusiness and energy services, and food and ingredients segments and $142.0 million of debt related to Green Plains Partners. Total long-term debt, excluding Green Plains Partners, is $210.9 million.

Conference Call Information
Green Plains Inc. and Green Plains Partners LP will host a joint conference call Monday Feb. 11th at 11 a.m. Eastern time (10 a.m. Central time), to discuss fourth quarter 2018 financial and operating results for each company. Domestic and international participants can access the conference call by dialing 877.711.2374 and 281.542.4862, respectively, and referencing conference ID 3273159. The company advises participants to call at least 10 minutes prior to the start time. Alternatively, the conference call, transcript and presentation will be accessible on Green Plains’ website at http://investor.gpreinc.com/events.cfm.

Non-GAAP Financial Measures
Management uses earnings before interest, income taxes, depreciation and amortization, or EBITDA, segment EBITDA and consolidated ethanol crush margins to measure the company’s financial performance and to internally manage its businesses. Management believes these measures provide useful information to investors for comparison with peer and other companies. These measures should not be considered alternatives to net income or segment operating income, which are determined in accordance with generally accepted accounting principles (GAAP). These non-GAAP calculations may vary from company to company. Accordingly, the company’s computation of EBITDA, segment EBITDA and consolidated ethanol crush margins may not be comparable with similarly titled measures of another company.

To supplement our condensed consolidated statements of operations presented in accordance with GAAP, the company has provided non-GAAP adjusted financial measures of operating results that excludes certain items. Basic and diluted earnings per share attributable to Green Plains are presented in the Reconciliation to Non-GAAP Adjusted Financial Measures as reported on a GAAP and non-GAAP basis related to the impact of the expenses for refinancing and expanding the company's term loan and net R&D tax credits related to qualifying activities and tax reform credits during fiscal year 2017. Management believes including these additional measures may enhance the investor's overall understanding of the company's ongoing operations. These measures should not be considered alternatives to net income or segment operating income, which are determined in accordance with GAAP.

About Green Plains Inc.
Green Plains Inc. (NASDAQ:GPRE) is a diversified commodity-processing business with operations related to ethanol production, grain handling and storage, cattle feeding, and commodity marketing and logistics services. The company is one of the leading producers of ethanol in the world and, through its adjacent businesses, is focused on the production of high-protein feed ingredients and export growth opportunities. Green Plains owns a 49.1% limited partner interest and a 2.0% general partner interest in Green Plains Partners. For more information about Green Plains, visit www.gpreinc.com.

About Green Plains Partners LP
Green Plains Partners LP (NASDAQ:GPP) is a fee-based Delaware limited partnership formed by Green Plains Inc. to provide fuel storage and transportation services by owning, operating, developing and acquiring ethanol and fuel storage tanks, terminals, transportation assets and other related assets and businesses. For more information about Green Plains Partners, visit www.greenplainspartners.com.

Forward-Looking Statements
This news release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. Forward-looking statements reflect management’s current views, which are subject to risks and uncertainties including, but not limited to, anticipated financial and operating results, plans and objectives that are not historical in nature. These statements may be identified by words such as “believe,” “expect,” “may,” “should,” “will” and similar expressions. Factors that could cause actual results to differ materially from those expressed or implied include: competition in the industries in which Green Plains operates; commodity market risks, financial market risks; counterparty risks; risks associated with changes to federal policy or regulation, including changes to tax laws; risks related to closing and achieving anticipated results from acquisitions. Other factors can include risks associated with the Green Plains’ ability to successfully complete the sale of assets related to the company’s announced portfolio optimization plan and other risks discussed in Green Plains’ reports filed with the Securities and Exchange Commission. Investors are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date of this news release. Green Plains assumes no obligation to update any such forward-looking statements, except as required by law.

GREEN PLAINS INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(unaudited, in thousands)

	December 31, 2018	December 31, 2017
ASSETS

Current assets
Cash and cash equivalents	$251,683	$266,651
Restricted cash	66,512	45,709
Accounts receivable, net	100,361	151,122
Income tax receivable	11,644	6,413
Inventories	734,883	711,878
Other current assets	40,785	24,698
Total current assets	1,205,868	1,206,471
Property and equipment, net	886,576	1,176,707
Goodwill	34,689	182,879
Other assets	88,525	218,593
Total assets	$2,215,658	$2,784,650

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities
Accounts payable	$156,901	$205,479
Accrued and other liabilities	58,973	63,886
Derivative financial instruments	24,776	12,884
Income taxes payable	-	9,909
Short-term notes payable and other borrowings	538,243	526,180
Current maturities of long-term debt	54,807	67,923
Total current liabilities	833,700	886,261
Long-term debt	298,190	767,396
Deferred income taxes	9,349	56,801
Other liabilities	11,430	15,056
Total liabilities	1,152,669	1,725,514

Stockholders' equity
Total Green Plains stockholders' equity	946,819	942,182
Noncontrolling interests	116,170	116,954
Total liabilities and stockholders' equity	$2,215,658	$2,784,650

GREEN PLAINS INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited, in thousands except per share amounts)

	Three Months Ended December 31,			Twelve Months Ended December 31,
	2018	2017	% Var.	2018	2017	% Var.
Revenues
Product	$825,593	$919,523	(10.2)%	$3,853,271	$3,589,981	7.3%
Services	1,935	1,461	32.4	6,481	6,185	4.8
Total revenues	827,528	920,984	(10.1)	3,859,752	3,596,166	7.3
Costs and expenses
Cost of goods sold (excluding depreciation and amortization expenses reflected below)	808,688	843,885	(4.2)	3,644,032	3,301,587	10.4
Operations and maintenance	7,280	8,341	(12.7)	30,844	33,448	(7.8)
Selling, general and administrative	35,061	34,078	2.9	115,878	112,024	3.4
Gain on sale of assets, net	(150,351)	-	*	(150,351)	-	*
Depreciation and amortization	19,609	27,256	(28.1)	103,619	107,361	(3.5)
Total costs and expenses	720,287	913,560	(21.2)	3,744,022	3,554,420	5.3
Operating income	107,241	7,424	*	115,730	41,746	177.2
Other income (expense)
Interest income	972	536	81.3	3,108	1,597	94.6
Interest expense	(33,477)	(20,345)	64.5	(101,025)	(90,160)	12.1
Other, net	(167)	855	*	2,195	3,666	(40.1)
Total other expense	(32,672)	(18,954)	72.4	(95,722)	(84,897)	12.8
Income (loss) before income taxes	74,569	(11,530)	*	20,008	(43,151)	*
Income tax benefit (expense)	(14,712)	63,877	*	16,726	124,782	(86.6)
Net income	59,857	52,347	14.3	36,734	81,631	(55.0)
Net income attributable to noncontrolling interest	6,354	5,717	11.1	20,811	20,570	1.2
Net income attributable to Green Plains	$53,503	$46,630	14.7%	$15,923	$61,061	(73.9)%

Earnings per share:
Net income attributable to Green Plains - basic	$1.32	$1.16		$0.39	$1.56
Net income attributable to Green Plains - diluted	$1.13	$0.99		$0.39	$1.47

Weighted average shares outstanding:
Basic	40,383	40,091		40,320	39,247
Diluted	50,607	50,061		41,254	50,240

* Percentage variance not considered meaningful.

GREEN PLAINS INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited, in thousands)

	Twelve Months Ended December 31,
	2018	2017
Cash flows from operating activities:
Net income	$36,734	$81,631
Other noncash operating adjustments:
Gain on the disposal of assets	(150,351)	-
Depreciation and amortization	103,619	107,361
Deferred income taxes	(25,258)	(81,077)
Other	25,301	26,825
Net change in working capital	48,922	(316,903)
Net cash provided by (used in) operating activities	38,967	(182,163)

Cash flows from investing activities:
Purchases of property and equipment, net	$(44,187)	$(46,467)
Proceeds from the sale of assets, net	671,650	-
Acquisition of businesses, net of cash acquired	(124,407)	(61,727)
Investments in unconsolidated subsidiaries	(3,091)	(20,286)
Other investing activities	7,500	-
Net cash provided by (used in) investing activities	507,465	(128,480)

Cash flows from financing activities:
Net proceeds (payments) - long-term debt	$(493,327)	$60,391
Net proceeds - short-term borrowings	4,787	234,452
Other	(52,057)	(78,631)
Net cash provided by (used in) financing activities	(540,597)	216,212

Net change in cash and cash equivalents	5,835	(94,431)
Cash and cash equivalents, beginning of period	312,360	406,791
Cash and cash equivalents, end of period	$318,195	$312,360

	Twelve Months Ended December 31,
	2018	2017

Reconciliation of total cash, cash equivalents and restricted cash:
Cash and cash equivalents	$251,683	$266,651
Restricted cash	66,512	45,709
Total cash, cash equivalents and restricted cash	$318,195	$312,360

GREEN PLAINS INC.
RECONCILIATIONS TO NON-GAAP FINANCIAL MEASURES
(unaudited, in thousands)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2018	2017	2018	2017
Net income	$59,857	$52,347	$36,734	$81,631
Interest expense	33,477	20,345	101,025	90,160
Income tax expense (benefit)	14,712	(63,877)	(16,726)	(124,782)
Depreciation and amortization	19,609	27,256	103,619	107,361
EBITDA	$127,655	$36,071	$224,652	$154,370

GREEN PLAINS INC.
RECONCILIATIONS TO NON-GAAP ADJUSTED FINANCIAL MEASURES
(unaudited, in thousands except for per share amounts)

	Three Months Ended December 31, 2018	Three Months Ended December 31, 2017
	GAAP Basis as Reported	GAAP Basis as Reported	Non-GAAP Adjustment Tax Credit	Non-GAAP Basis as Adjusted
Basic EPS:
Net income (loss) attributable to Green Plains	$53,503	$46,630	$(52,845)	$(6,215)
Weighted average shares outstanding - basic	40,383	40,091	-	40,091
Earnings (loss) per share attributable to Green Plains - basic	$1.32	$1.16	$(1.32)	$(0.16)

Diluted EPS:
Net income (loss) attributable to Green Plains	$53,503	$46,630	$(52,845)	$(6,215)
Interest and amortization on convertible debt, net of tax
3.25% convertible senior notes due 2018	1,236	851	(851)	-
4.125% convertible senior notes due 2022	2,594	2,071	(2,071)	-
Net income (loss) attributable to Green Plains - diluted	$57,333	$49,552	$(55,767)	$(6,215)

Weighted average shares outstanding - basic	40,383	40,091	-	40,091
Effect of dilutive 3.25% convertible senior notes due 2018	3,175	3,193	(3,193)	-
Effect of dilutive 4.125% convertible senior notes due 2022	6,071	6,071	(6,071)	-
Effect of dilutive stock compensation awards	978	706	(706)	-
Total potential shares outstanding	50,607	50,061	(9,970)	40,091
Earnings (loss) per share attributable to Green Plains - diluted	$1.13	$0.99	$(1.15)	$(0.16)

	Twelve Months Ended December 31, 2018	Twelve Months Ended December 31, 2017
	GAAP Basis as Reported	GAAP Basis as Reported	Non-GAAP Adjustment Tax Credit & Interest Exp.	Non-GAAP Basis as Adjusted
Basic EPS:
Net income (loss) attributable to Green Plains	$15,923	$61,061	$(94,661)	$(33,600)
Weighted average shares outstanding - basic	40,320	39,247	-	39,247
Earnings (loss) per share attributable to Green Plains - basic	$0.39	$1.56	$(2.42)	$(0.86)

Diluted EPS:
Net income (loss) attributable to Green Plains	$15,923	$61,061	$(94,661)	$(33,600)
Interest and amortization on convertible debt, net of tax
3.25% convertible senior notes due 2018	-	4,433	(4,433)	-
4.125% convertible senior notes due 2022	-	8,159	(8,159)	-
Net income (loss) attributable to Green Plains - diluted	$15,923	$73,653	$(107,253)	$(33,600)

Weighted average shares outstanding - basic	40,320	39,247	-	39,247
Effect of dilutive 3.25% convertible senior notes due 2018	-	4,209	(4,209)	-
Effect of dilutive 4.125% convertible senior notes due 2022	-	6,071	(6,071)	-
Effect of dilutive stock compensation awards	934	713	(713)	-
Total potential shares outstanding	41,254	50,240	(10,993)	39,247
Earnings (loss) per share attributable to Green Plains - diluted	$0.39	$1.47	$(2.33)	$(0.86)

Contact: Jim Stark | Vice President, Investor & Media Relations | 402.884.8700 | jim.stark@gpreinc.com